Released Thursday, March 12, 2009

ADVANCE NANOTECH’S OWLSTONE ANNOUNCES
FIRST PHARMACEUTICAL INDUSTRY ORDER

NEW YORK, NY- Advance Nanotech, Inc., (OTCBB: AVNA), today announced that the Company’s majority owned subsidiary, Owlstone Nanotech, Inc., has received an initial purchase order from Genzyme Corporation, one of the world's leading biotechnology companies, for its Lonestar detection system.  Bret Bader, CEO of Advance Nanotech, said, “As a result of our superior FAIMS based solution, we continue to make strong progress in unlocking the future revenue potential of significant strategic applications. We see this initial contract as a launching pad to further business development in the pharmaceutical industry.”

There are numerous potential opportunities to apply Lonestar’s high speed sensitive and selective detection capabilities in pharmaceutical manufacturing where there is a need to analyze solvent levels in the headspace of a process line.  Owlstone’s Lonestar is ideal for integration into pharmaceutical process lines to optimize manufacturing throughput and reduce costs.

Genzyme approached Owlstone with specific detection requirements for solvents that are difficult to identify at low concentrations with other products and technologies.  During feasibility trials, Lonestar successfully demonstrated its capability to detect the analyte while meeting operational constraints for infield use.

Dylan Jones, Senior Manager Process Analytics at Genzyme said “Genzyme is committed to finding medical treatments for people with serious diseases.  We are pleased to invest in innovative technologies where we see opportunities to explore better ways of ensuring our patients get the quality of medication they require.”

About Genzyme

One of the world's leading biotechnology companies, Genzyme is dedicated to making a major positive impact on the lives of people with serious diseases. Since 1981, the company has grown from a small start-up to a diversified enterprise with more than 10,000 employees in locations spanning the globe and 2007 revenues of $3.8 billion. In 2007, Genzyme was chosen to receive the National Medal of Technology, the highest honor awarded by the President of the United States for technological innovation.

About Advance Nanotech, Inc. and Owlstone Nanotech, Inc.

Advance Nanotech, Inc. (d/b/a Owlstone) is in the process of restructuring its business and becoming an operating company focused on its majority owned subsidiary Owlstone Nanotech’s next generation chemical detection technology.  Owlstone Nanotech, Inc. (“Owlstone”) is a pioneer in the commercialization of chemical detection products. The Owlstone Detector is a revolutionary dime-sized sensor that can be programmed to detect a wide range of chemical agents that may be present in extremely small quantities. Using leading-edge micro- and nano-fabrication techniques, Owlstone has created a complete chemical detection sensor that is significantly smaller and can be produced more cost effectively than products using existing technology. There are numerous applications -- across industries from security and defense to industrial process, air quality control and healthcare -- that depend on the rapid, accurate detection and measurement of chemical compounds. Owlstone works with market leaders within these industries to integrate the detector into next generation chemical sensing products and solutions. Owlstone's technology offers a unique combination of benefits, including small size, low manufacturing costs, minimal power consumption, reduced false-positives, and a customizable platform. For more information about Advance Nanotech, Inc. and Owlstone Nanotech, please visit www.owlstonenanotech.com.

The information contained in this news release, other than historical information, consists of forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Exchange Act of 1934. These statements may involve risks and uncertainties that could cause actual results to differ materially from those described in such statements. Although the Company believes that the expectations reflected in such forward- looking statements are reasonable, it can give no assurance that such expectations will prove to have been correct. Important factors, including general economic conditions, spending levels, market acceptance of product lines, the recent economic slowdown affecting technology companies, the future success of scientific studies, ability to successfully develop products, rapid technological change, changes in demand for future products, legislative, regulatory and competitive developments, the Company's ability to secure additional working capital and/or generate sufficient cash flow to support its operations, and other factors could cause actual results to differ materially from the Company's expectations. Advance Nanotech's Annual Report on Form 10-K, recent and forthcoming Quarterly Reports on Form 10-Q, recent Current Reports and other SEC filings discuss some of the important risk factors that may affect Advance Nanotech's business, results of operations and financial condition. The Company undertakes no obligation to revise or update publicly any forward-looking statements for any reason.

For more information, contact:

    Investor Relations
    Advance Nanotech, Inc.
    (845) 533-4225
    ir@advancenanotech.com